Exhibit 10.1

SPONSORSHIP ADVERTISING AGREEMENT

         THIS AGREEMENT is made between SO ACT NETWORK, Inc. whose address is 10685-B Hazlehurst Drive #6572, Houston, TX 77043(hereinafter referred to as "SAN"); and CREATIVE LICENSING INC., 3561 N.W. 126th Avenue , Coral Springs, FL, 33071 (hereinafter referred to as "CLI").

         WHEREAS, SAN is in the business of providing a Social Network to the public for public and private use as an online operating system and internal network; and

         WHEREAS, CLI is a full spectrum entertainment company specializing in television production, touring, merchandising, internet development and hi-tech marketing integration; and

         WHEREAS, during the period of time covered by this Agreement, and in exchange for shares of common stock in SAN, CLI will provide advertising for SAN under the category “Sponsored By” status throughout CLI's 2010 global program ‘Recreating a Legend’ Season One (hereinafter referred to as "RAL"); and

         WHEREAS, the parties agree, having gained a complete understanding of the desired stock and advertising to be exchanged and provided between SAN and CLI;

         NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

         1. DUTIES AND INVOLVEMENT.

i. From January 2010 to December 2010, CLI will provide SAN advertising as specified in the agreement as for CLI’s television show titled “Recreating a Legend” (RAL) Season One.

ii. CLI will provide said advertising by incorporating “SAN’s Advertisement” within CLI’s designated category of “Sponsored By” status. CLI will provide to SAN the required specification for each advertising outlet available on RAL such as size, dimensions, length of time, etc. for all of SAN’s available placements as a “Sponsored By” status. (SAN’s advertisement will consist of any combination of So Act’s chosen logo, web site SoAct.Net, and companion message that SAN’s understands will be inserted into and within each available advertising space provided by CLI for RAL)

iii. CLI agrees that “SAN’s Advertisement" will appear wherever and whenever any advertising appears to promote other RAL – Season One “Sponsored By” status participants.

iv. CLI agrees that there will be a total of no more than eight “Sponsored By” status participants for RAL – Season One, of which SAN is one of the eight.

v. As SAN is an RAL Season One “Sponsored By” status participant, CLI warrants that “SAN’s Advertisement” will appear wherever and whenever any “Sponsored By” advertising appears to promote other participants in this program within all venues and mediums, including, but not limited to -

WORLD PRESS CONFERENCE: So Act Signage, So Act Key Speaker, Live Music Segment T.O.E.
AUDITIONS: US & INTERNATIONAL: Marketing & Promotion / Status - “Sponsored By” presence,
So Act Signage at all Events, Behind the Scenes So Act Spokesperson, So Act Membership sign-up booth - TELEVISION SERIES: Status “Sponsored by” So Act Signage, Screen Shots of So Act logo-URL-message, Contestant Integration, Behind the Scenes, Live Music, Finale – So Act Membership Sign-up booth, So Act Commercial-Thirty (30) second spots TBD - ADVERTISING: Status “Sponsored by” Promotion and Marketing Material, Lead-Ins with So Act logo-URL-message, So Act Commercial - Thirty (30) second spots TBD - INTERNET: Banner Placement of So Act logo-URL-message,

Country Page Feature including So Act logo-URL-message, Auto Email Program including So Act logo-URL-message - TOURING: TBD - TEXTING: Push Backs - MERCHANDISING: Private Label, Gift / Give Away program, Touring - TBD

vi. SAN recognizes and understands that Kwing.com is the Social Network platform where RAL’s promotional web based activities will launch from and that Kwing.com represents the Top Tier of RAL’s advertising as the “Presented By” most prominently featured advertiser. CLI however agrees that for as long as SAN is engaged as an RAL advertiser, CLI will not engage the following Social Networks under any RAL advertising programs – Twitter, Facebook, MySpace, Google Wave, LinkedIn, Ning or Bing.

vii. Comprehensive additional details about CLI, RAL and the Distribution for Season One are outlined in Exhibit 1 Sponsorship Deck at the end of this agreement below.

viii. SAN agrees to pay to CLI five hundred thousand (500,000) shares of common stock in So Act Network, Inc. (trading symbol SOAN), for said advertising covered in clauses 1.i – 1.vii above.

ix. Within 10 days of the signing of this agreement by both parties, SAN’s securities attorney will provide the transfer agent with an opinion letter and cause the shares referenced in viii. and xii. to be issued to CLI or its designees.

x. SAN agrees that, six months from the date of issuance, it will authorize its transfer agent to remove all 144 legends, and allow CLI or its designees to sell all of the shares provided at any time thereafter.

xi. CLI agrees that SAN may post the press release, provided hereunder as Exhibit 2, announcing this agreement along with the appropriate section 8K filing, as required by the Securities and Exchange Commission.

xii. SAN agrees to pay CLI an additional one million (1,000,000) shares of common stock in So Act Network, Inc. (trading symbol SOAN), for an additional sponsorship commitment on the Sound Machine World Tour from the RAL Season One Winner, and the “Recreating a Legend” Tour, which is anticipated to commence in 2011 and include the 16 Finalists from Season One.

xiii. These additional one million (1,000,000) shares will be provided within 10 days of the signing of this agreement, and will be held in escrow by SAN’s designee until June 30, 2010, at which time CLI will have 15 days to accept or decline the shares as full payment for SAN’s participation in the Sound Machine and RAL Tour Sponsorship advertising program for Season One.

xiv. If CLI declines the shares, then the escrow agent will immediately return them to SAN, who will then return them to the Company Treasury. If CLI accepts the shares, SAN will cause the legend to be removed and the shares will remain in escrow until CLI has provided a “Sponsored By” package to SAN (one of no more than eight) under the two Tour programs and CLI also agrees that it will not be able to sell the additional one million shares until after both Tours begin, which is anticipated by CLI in early 2011. Within 10 days of the two tours beginning, SAN will have the escrow agent deliver the shares to CLI and allow CLI or its designees to sell such shares at any time thereafter.

2. RIGHT OF FIRST REFUSAL

CLI grants SAN a right of first refusal for five years from the date of this agreement to renew SAN’s advertising relationship each year as a “Sponsored By” status participant for both the Season shows and Tours of annual winners. CLI agrees to offer SAN a specific cash price each subsequent year to be on RAL and the annual Tours and SAN will have 15 days to accept or reject such offer. If SAN fails to accept CLI’s offer in any year, then SAN’s rights are immediately forfeited.

3. RELATIONSHIP AMONG THE PARTIES.

         CLI acknowledges that it is not an officer, director or agent of SAN, it is not, and will not, be responsible for any management decisions on behalf of SAN, and may not commit SAN to any action. SAN represents that CLI does not have, through stock ownership or otherwise, the power neither to control SAN, nor to exercise any dominating influences over its management. SAN and CLI agree that the relationship among the parties shall be that of independent contractor.

4. EFFECTIVE DATE, TERM AND TERMINATION.

     i. This Agreement shall be effective on December 30, 2009 and will continue for one year unless extended into 2011, due to CLI’s acceptance of an additional one million shares for Season One Tours as outlined in Point 1 above, and Exhibit 1 below.

ii. This agreement cannot be terminated by the parties, except for cause where such cause is a direct violation of the specific obligations under this agreement.

iii. CLI is guaranteeing to provide the same advertising package it provides to the other “Sponsored By” status participants.

         5. COMPENSATION AND PAYMENT OF EXPENSES.

         SAN and CLI both agree to be responsible for bearing their own costs to fulfill their respective obligations under this agreement.

         6. SERVICES NOT EXCLUSIVE.

         The parties shall devote such of their time and effort as necessary to the discharge of their duties hereunder. The parties acknowledge that each is engaged in other business activities, and that they will not be restricted from continuing to be engaged in such activities during the term of this Agreement.

         7. CONFIDENTIALITY.

         The parties acknowledge that each may have access to confidential information regarding each other’s business. The parties agree that they will not, during or subsequent to the term of this Agreement, divulge, furnish, or make accessible to any person (other than with the written permission of the other), any knowledge,  information, or plans with respect to each other’s business, including, but not by way of limitation, their technologies, whether in the concept or development stage, or being marketed on the effective date of this Agreement, or during the term hereof.

                     8. INDEMNIFICATION.

         CLI agrees to indemnify and hold harmless SAN, and its respective agents and employees, against any losses, claims, damages, or liabilities, joint or several, to which either party, or any such other person, may become subject, insofar as such losses, claims, damages, or liabilities (or actions, suits or proceedings in respect thereof) arise out of, or are based upon, any untrue statement or alleged untrue statement of any material fact contained in any representations or prospectuses, made by CLI or its clients with regard to SAN or SAN’s Network, or arising out of, or based upon the omission or alleged omission to state a material fact required  therein, or necessary to make the statements therein not misleading, and will reimburse SAN, or any such other person, for any legal or other expenses reasonably incurred by SAN, or any such other person, in connection with investigation or defending any such loss, claim, damage, liability, action, suit, or proceeding.

SAN agrees to indemnify and hold harmless CLI, and its respective agents and employees, against any losses, claims, damages, or liabilities, joint or several, to which either party, or any such other person, may become subject, insofar as such losses, claims, damages, or liabilities (or actions, suits, or proceedings in respect thereof) arise out of, or are based upon, any untrue statement or alleged untrue statement of any material fact contained in any representations or prospectuses made by SAN or its clients with regard to CLI or RAL, or arising out of, or based upon, the omission or alleged omission to state  a material fact required  therein, or necessary to make the statements therein not misleading, and will reimburse CLI, or any such other person, for any legal or other expenses reasonably incurred by CLI, or any such other person, in connection with investigation or defending any such loss, claim, damage, liability, action, suit, or proceeding.

9. MANDATORY ARBITRATION

If a dispute arises out of, or relates to, this Agreement, or the breach thereof, and if said dispute cannot be settled through direct discussion, the parties agree to first endeavor to settle the dispute in an amicable manner by mediation under the Commercial Mediation Rules of the American Arbitration Association, before resorting to arbitration. Thereafter, any unresolved controversy or claim arising out of, or relating to, this Agreement or a breach thereof, shall be settled by mandatory arbitration in accordance with the rules of the American Arbitration Association, and judgment upon the award rendered by the Arbitrator may be entered in any court having jurisdiction thereof.

         ii. Any provisional remedy available from a court of law shall be available to the parties to this Agreement from the Arbitrator pending arbitration.

         iii. The site of the arbitration shall be the home state of the defendant in any action.

 iv. In the event that a dispute results in arbitration, the parties agree that the prevailing party shall be entitled to reasonable attorney's fees, to be fixed by the arbitrator.

10. NOTICES

All notices required, or permitted to be given under this Agreement, shall be given in writing, and shall be delivered, either personally or by express delivery service, to the party to be notified. Notice to each party shall be deemed to have been duly given upon delivery, personally or by courier (such as Federal Express or similar express delivery service), addressed to the attention of the officer at the address set forth hereto, or to such other officer or addresses as either party may designate, upon at least ten (10) days' written notice, to the other party.

If SAN – Greg Halpern
SO ACT NETWORK, Inc.
10685-B Hazlehurst Drive #6572
Houston, TX 77043

If CLI – Roy Sciacca
CREATIVE LICENSING INC.
3561 N.W. 126th Avenue
Coral Springs, FL, 33071

If ESCROW AGENT –
Eric Stein, Esq.
ANSLOW & JACLIN, LLP
195 Route South
Manalapan, NJ 07726

11. GOVERNING LAW AND VENUE

i. San and CLI agree that litigation is time consuming, costly, and generally unproductive for each party. Should a decision from mandatory arbitration as specified in clause 9 above be appealed by either party, SAN and CLI understand and accept that this Agreement shall be construed by, provided venue, and enforced in accordance with the laws of the home state of the defendant in any action and the defendants choice of county and district as well.

ii. SAN and CLI agree that any claim between the parties cannot exceed the face value of actual assets provided and received. SAN is providing shares of its common stock to CLI which cannot be sold for six months after issuance and CLI is providing Advertising placement in the 2010 Global Competition RAL for the year 2010 under its “Sponsored By” status category. For the purposes of SAN’s accounting, the value of its shares issued under this agreement is determined based on the date of this agreement, which is December 30, 2009.

12. ENTIRE AGREEEMENT

This Agreement contains the entire understanding and agreement among the parties. There are no other agreements, conditions or representations, oral or written, express or implied, with regard thereto. This Agreement may be amended only in writing signed by all parties.

13. WAIVER

A delay or failure by any party to exercise a right under this Agreement, or a partial or single exercise of that right, shall not constitute a waiver of that or any other right.

14. COUNTERPARTS

This Agreement may be executed in duplicate counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same Agreement. In the event that the document is signed by one party and faxed or emailed to another, the parties agree that a faxed or emailed signature shall be binding upon the parties to this agreement as though the signature was an original.

15. SUCCESSORS

The provisions of this Agreement shall inure to, and be binding upon, all of the parties, their affiliates, successors, and assigns.

16. COUNSEL

The parties expressly acknowledge that each has been advised to seek separate counsel for advice in this matter, and each has been given a reasonable opportunity to do so.

17. FACSIMILE AND EMAIL COPIES

The parties agree that all duly executed facsimile or email copies are fully binding under any and all applicable laws.

         IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement to be effective as of the day and year provided herein.

By:	/s/ Greg Halpern	12-30-09	By:	/s/ Roy Sciacca	12-30-09
Greg Halpern-CEO, So Act Network, Inc.			Roy Sciacca-CEO, Creative Licensing Inc.

EXHIBIT 1 – SPONSORSHIP DECK FOR SOACT.NET

Creative Licensing™ Inc. (CLI) is on the cutting edge of the industry and the forefront of television entertainment.

Television entertainment combined with technology on a global level will define the 21st century. CLI’s Television division is focused on creating a unique product for the world stage in corresponding languages, and has entered into dialogs with some of the most powerful entities in the global production forum. Accepting the role as a provider of International content, Creative Licensing Inc. strives to bring a new level of programming excellence to the television.

The key project for 2010 currently in production is “Recreating a Legend” the music reality television show, for global broadcast in corresponding languages.

Season One features the legendary, multiple Grammy award winning super group, the Miami Sound Machine, as they search for the one worthy female performer to accept the passing of the torch from the legendary lead vocalist Gloria Estefan. From a global pool of 16 premier performers the worldwide audience will cast the deciding votes to help select the next international sensation, live and online.

The “Recreating a Legend” show combines all the powerful elements of the decade’s most popular reality show formats, to create a vision that dives into the depth of the human spirit to rise to the heights of super stardom.

Recreating a Legend is a music based reality show that spans North, South and Central America, Europe and Asia in its search for premium unsigned talent. Incorporating new CD releases the launch of multiple World Tour Concert Events, unprecedented Internet integration and the Audition on the Net contest promotion plus worldwide merchandising campaigns. Sixteen (16) contestants from across the globe, via live auditions and exclusive internet opportunities will come together to compete for “World Stardom”. Contestants will be chosen to participate in the network competition in corresponding languages, for a chance to join the Super Group “the Sound Machine” for their new CD and world tour.

Recreating a Legend The international reality show for the entire global audience, a world cup style competition for the viewing audience to join the Super Group “the Sound Machine” and claim the throne as the reigning Queen of Pop. The final member will be chosen from global auditions and unique internet participants selected from and by the global audience.

DISTRIBUTION
COUNTRY	TV HOUSEHOLD	NETWORK	AUDITION
United States	77 mm	MTV	Yes
Canada	TBD	TBD	No
Mexico	74.4 mm	MTV International	Yes
Argentina	7.1mm	MTV International / Latin America	Yes
Uruguay	TBD	TBD	No
Paraguay	TBD	MTV International / Latin America	No
Peru	TBD	MTV International / Latin America	Yes
Bolivia	TBD	MTV International / Latin America	No
Brazil	TBD	TBD	TBD
Ecuador	TBD	MTV International / Latin America	No
Colombia	17mm	MTV International / Latin America	Yes

DISTRIBUTION - continued
COUNTRY	TV HOUSEHOLD	NETWORK	AUDITION
Venezuela	TBD	MTV International / Latin America	Yes
Panama	TBD	MTV International / Latin America	No
Costa Rica	TBD	MTV International / Latin America	No
Nicaragua	TBD	MTV International / Latin America	No
El Salvador	TBD	MTV International / Latin America	No
Guatemala	TBD	MTV International / Latin America	No
Honduras	TBD	MTV International / Latin America	No
Dom. Republic	TBD	MTV International / Latin America	Yes
Bahamas	TBD	MTV International / Latin America	No
Turks / Caicos	TBD	MTV International / Latin America	No
Caymen Islands	TBD	MTV International / Latin America	No
Jamaica	TBD	MTV International / Latin America	No
Anguilla	TBD	MTV International / Latin America	No
St. Kitts	TBD	MTV International / Latin America	No
Nevis	TBD	MTV International / Latin America	No
Antigua	TBD	MTV International / Latin America	No
Barbados	TBD	MTV International / Latin America	No
Guadalupe	TBD	MTV International / Latin America	No
Dominica	TBD	MTV International / Latin America	No
Montserrat	TBD	MTV International / Latin America	No
St. Vincent	TBD	MTV International / Latin America	No
Guendines	TBD	MTV International / Latin America	No
Martinique	TBD	MTV International / Latin America	No
Grenada	TBD	MTV International / Latin America	No
Margarita	TBD	MTV International / Latin America	No
Trinidad / Tobago	TBD	MTV International / Latin America	No
Curacao	TBD	MTV International / Latin America	No

DISTRIBUTION - continued
COUNTRY	TV HOUSEHOLD	NETWORK	AUDITION
Aruba	TBD	MTV International / Latin America	No
Bonaire	TBD	MTV International / Latin America	No
England	TBD	MTV Europe	Yes
Ireland	TBD	MTV Europe	No
Scotland	TBD	MTV Europe	No
Wales	TBD	MTV Europe	No
France	TBD	MTV Europe	No
Spain	TBD	MTV Europe	es
Italy	TBD	MTV Europe	No
Japan	TBD	TBA	TBD
Philippines	33mm	GMA 7	Yes
India	112mm	Sony India	Yes

KWING.COM

Social Network interaction on a global scope with interactive contests, chat, video and picture uploads and more for a true, activity based experience. The explosive convergence of broadcast quality video content with the interactive social aspects of the internet will provide a portal to unite the global Marketplace The most robust experience on the internet lives within Kwing.com Combining the social networking elements of MySpace and Facebook with the video components of YouTube and the rich content of network television, from over 20 international networks. Add to the mix the interactive participation of the global audience in new internet based exclusive television programming enriched with contests that provide prize opportunities for the viewer and network talent.

The world unites under the banner of Kwing.com, the resource for all things International, news, sports, travel and more at your finger tips. Explore your planet, embrace the global culture, create your own personal space and share it, Kwing.com is all you need.

AUDITIONS

The audition process / international

The top performer shall be chosen from each individual international territory:

The Network partner will be responsible for:

• Produce the audition process and deliver their country representative “Recreating A Legend”
• Extensively advertise the open auditions to maximize participation via Television, Radio, Print and Billboard.
• Secure “Celebrity Talent Judges” territory specific, for the audition process.

Creative Licensing™ Inc., the production company, and the network shall secure sponsorship placement within the entire project and integrate product placement within the show and maintain an ongoing relationship for participation in the other revenue streams associated with “Recreating a Legend” The Series in corresponding languages.

The audition process / United States

The top performer shall be chosen from each individual U.S. Hub territory: Miami, New York and Las Vegas. The U.S. audition finalists shall be cast into the U.S. pool where one finalist will be chosen to represent the United States and compete in the “Recreating a Legend” The Series.

Creative Licensing™ Inc. the production company shall be responsible for:

• Setting up the local venue for the two (2) day event audition process in each home Hub Territory.
• Extensively advertise the open auditions to maximize participants at each individual audition.
• Secure “Celebrity Talent Judges”, for each individual audition Hub Territory.
• Secure sponsorship for the entire audition process.

Internet Participation on a worldwide scale via Kwing.com The general public will be invited to submit a video audition in any web format. All entries must be submitted electronically.

The audition process / video submissions the audition process / video submissions
Video submissions will be voted on by global audience participation via exclusive Internet ballots. (www.Kwing.com)

The Top Two Video winners shall be cast into the final pool of 16 contestants and compete in the “Recreating a Legend” The Series. Live from Miami

INTERNET

The world Wide Internet, drawing from all divisions of entertainment to provide a limitless well of content. Creative Licensing Inc. has secured its presenting sponsor “Kwing.com” owned by JesDan LLC

JesDan is developing a Premier Portal for the global community with the Multilingual www.Kwing.com. Bringing together the power of social networking with original broadcast content and support for international network programming will create the most robust internet & cellular internet experience ever. Exclusive broadcast content from network partners, the behind the scenes original vignettes, mentor moments and the Audition on the Net component draws repetitive page views and spectacular content revisions daily.

INTERNET TV

It all begins when you sign up for a free, premium membership at Kwing.com and it includes… My Page

Create your own environment from what is important to you, your news, your sports, your weather and more on your personal home page. Take each day with a blast when you log into Kwing.com, see your world morning, noon and night on the internet or on your internet enabled cell phone. Create a space for the world or your eyes only, share photos, videos, blogs and more. Chat with friends and make new ones, join groups and make your opinion known, to the world. Join unique contests for the opportunity to win cash and prizes, maybe even become the next legendary super-star.

CELLULAR

Multiple Cellular Telephone Company partnerships (SMS text message voting) will be integrated into each episode for the Global Broadcast for “Recreating a Legend” The Series. Integration Format

Cellular Phone Company partnership (SMS text message voting) will be integrated into each episode with distinct integration using our associate partnerships with Applied SB and 3C Interactive.

RECORDING
C.L.I. Records

Sound Machine, the icon of the Latin music scene and former backbone of Gloria Estefan's career embark on new venture with an all new CD and a new voice in season one of Recreating A Legend. In addition, each of the 16 contestants will receive a recording contract and record their first single of all original compositions for the show.

Creative Licensing Inc. maintains a constant search for new and innovative talent culled from the world marketplace and developed for unlimited distribution potential via CD and DVD production, internet downloads, cellular downloads and all future technologies which our staff maintains an ever vigilant eye (and ear).

MUSIC DIVISION

A unique blend of electronic distribution, complimented by traditional retail distribution, supported by a massive television drive. C.L.I. Records has secured full spectrum music rights (CD, Touring, Merchandising, Endorsement, Sponsorship, and Electronic Licensing) for each contestant participating in “Recreating a Legend” the series.

a. Single Downloads
b. Ringtone Downloads
c. Retail Sales
d. Film Soundtrack’s
e. Music Videos
f. Home DVD Distribution

TOURING

Creative Licensing™ Inc. Touring

• The Sound Machine World Tour 2010
• Recreating A Legend Show Tour 2010

Creative Licensing™ Inc. distinctive vision travels the globe supporting all projects with total professional control of all of the artist, production and promotional assets.

MERCHANDISING

Creative Licensing™ Inc. Merchandising

CLI will maintain a staff of design professionals and distinctive manufacturer relationships to provide exceptional merchandising and promotional products for global events. Established Licensing Partnerships on a global level assure far reaching distribution for all product levels. In house advertising and marketing professionals create direct avenues for all media presentation of corporate and sponsor merchandising on a grand scale. In addition Creative Licensing™ Inc. boasts expertise in the memorabilia and collectable trade in the international marketplace. Adding to the mix is the years of expertise devoted to merchandising licensing adding successful branding to numerous projects.

MISSION

The Directors and Officers of CLI are committed to building shareholder value by creating a world class television, film and music group public company producing entertainment product for a world audience with a focus on the Global Music Markets in corresponding languages. Shareholders will reap the benefits of our successes.

OBJECTIVES

• To build a world class Television Division focused on the Global Market in corresponding languages.
• To build a world class Music Division focused on the Global Markets
• To build a world class Touring Division focused on the Global Marketplace
• To build a total Internet experience, utilizing the power of Social networking, integrated with Television distribution on a global scale.
• To build a World class Music Themed Amusement Park as a Family & Business oriented destination to attract visitors from around the globe.

KEYS TO SUCCESS

The company will have uncompromising commitment to the quality of the entertainment products produced, sold and advertised in corresponding languages. The company will take full advantage of major entertainment industry corporations for strategic alliances and joint ventures for the distribution of the company’s entertainment products.

The company will strive to successfully market its niche products. Through various marketing alliances or direct sales, the company will sell television, music and film products to the world markets.

SOACT.NET OPPORTUNITY PARTICIPATION

WORLD PRESS CONFERENCE:

1. Signage
2. Key Speaker
3. Live Music Segment

AUDITIONS: US & INTERNATIONAL

1. Marketing & Promotion / Status - “Sponsored By” presence
2. Signage @ Event's
3. Behind the scenes Spokesperson
4. Membership sign-up booth

TELEVISION SERIES: Status “Sponsored by”

1. Signage
2. Screen Shots
3. Contestant Integration
4. Behind the Scenes
5. Finale – Membership Sign-up booth
6. Commercial / Thirty (30) second spots

ADVERTISING: Status “Sponsored by”

1. Promotion and Marketing Material
2. Lead-Ins
3. Commercial / Thirty (30) second spots

INTERNET:

1. Banner Placement
2. Country Page Feature
3. Auto Email Program

TOURING:

1. TBD

TEXTING:

1. Push Backs

MERCHANDISING:

1. Private Label
2. Gift / Give Away program
3. Touring - TBD

Exhibit 2 – So Act Network Press Release

So Act® Network Announces Participation As Advertising Sponsor In “Recreating A Legend” Music Reality Television Show

So Act® Logo, website and companion message to be promoted globally on MTV and other networks throughout 2010 to a viewing audience of 240 million households

On 7:00 am EDT, Tuesday January 12, 2010

HOUSTON, Texas--(GLOBE NEWSWIRE) -- So Act Network, Inc. (OTCBB:SOAN) announced today that it has signed an agreement with Creative Licensing Inc. as a “Sponsored By” Status participant for Season One of the Music Reality Television Show “Recreating A Legend.”

"This is a mammoth deal for So Act, which will create giant awareness globally for the change agents and thought leaders in our network” said Greg Halpern, So Act President. “Creative Licensing is re-inventing the music reality television show genre in a way that provides much greater opportunity for a much larger audience than other existing formats."

“The social networking and interactivity of the internet is of great importance to the Recreating A Legend Series,” said Roy Sciacca, Creative Licensing’s CEO. “The relationship between our companies will ignite and enhance our public identities as we blaze a new trail together.

“Recreating a Legend” is a music reality television show for global broadcast in corresponding languages. Season One features the legendary, multiple Grammy award winning super group the Miami Sound Machine, as they search for the one worthy female performer to accept the passing of the torch from legendary lead vocalist Gloria Estefan. From a global pool of 16 premier performers, the worldwide audience will cast the deciding votes to help select the next international sensation, live and online. The “Recreating a Legend” show combines all the powerful elements of the decade’s most popular reality show formats to create a vision that dives into the depth of the human spirit's effort to rise to the heights of super stardom. Recreating a Legend is a music based reality show that spans North, South, and Central America, Europe, and Asia, in its search for premium unsigned talent. The show will incorporate new CD releases, the launch of multiple World Tour Concert Events, unprecedented internet integration, and the Audition on the Net contest promotion, as well as worldwide merchandising campaigns. Sixteen (16) contestants from across the globe, via live auditions and exclusive internet opportunities, will come together to compete for “World Stardom”. Contestants will be chosen to participate in regional network competitions, presented in corresponding languages, for a chance to join the Super Group “the Sound Machine” for their new CD and world tour. “Recreating a Legend The international” is a reality show for the entire global audience, a world cup style competition for the viewing audience to join the Super Group “the Sound Machine” and claim the throne as the reigning Queen of Pop. The final member will be chosen from global auditions and unique internet participants selected from, and by, the global audience.

Under the agreement from January 2010 to December 2010 So Act’s logo, URL, and companion message will appear on programming of “Recreating a Legend” Season One, in Creative Licensing’s “Sponsored By” status, within all venues and mediums, including -

WORLD PRESS CONFERENCE: So Act Signage, So Act Key Speaker, Live Music Segment provided by So Act
AUDITIONS: US & INTERNATIONAL: Marketing & Promotion / Status - “Sponsored By” presence,
So Act Signage at all Event's, Behind the scenes So Act Spokesperson, So Act Membership sign-up booth
TELEVISION SERIES: Status “Sponsored by” So Act Signage, Screen Shots of So Act logo-URL-message, Contestant Integration, Behind the Scenes, Live Music Performance by the band Truth on Earth, Finale – So Act Membership Sign-up booth, So Act Commercial-Thirty (30) second spots
ADVERTISING: Status “Sponsored by” Promotion and Marketing Material, Lead-Ins with So Act logo-URL-message, So Act Commercial - Thirty (30) second spots - TBD
INTERNET: Banner Placement of So Act logo-URL-message, Country Page Feature including So Act logo-URL-message, Auto Email Program including So Act logo-URL-message
TOURING: TBD
TEXTING: Push Backs
MERCHANDISING: Private Label, Gift / Give Away program, Touring – TBD

About Creative Licensing™ Inc.
Creative Licensing™ Inc. is on the cutting edge of the industry and the forefront of television entertainment. Television entertainment combined with technology on a global level will define the 21st century. CLI’s Television division is focused on creating a unique product for the world stage in corresponding languages, and has entered into dialogs with some of the most powerful entities in the global production forum. Accepting the role as a provider of International content, Creative Licensing Inc. strives to bring a new level of programming excellence to television.

About So Act® Network, Inc.
Social Media expert Jon Hansen called So Act "The 60 minutes of Social Networks, where you engage, mobilize and empower people into action." Whatever the mission, cause, product, service, program, cure, or solution, So Act can help you expand your sphere of influence and crystallize forward thinking into positive action on a larger scale, while harmoniously merging economic and socially conscious goals.

So Act's innovative technologies provide a global social network where its members are able to build Communities of Purpose, and accomplish and promote all of their important goals without being subjected to spam or ads, and without having personal information used by marketers. So Act’s cutting edge communication platform improves on the social networking theme by providing businesses and individuals with project building tools, alerting, and secured network file sharing and previewing, all in a personalized, private, format that crosses  global boundaries to connect like-minded individuals, while allowing an unlimited number of members to simultaneously participate in small, or large, online meetings. So Act includes a “top 10” filtered results ad-free web search engine, and its press club allows members to share their important news with their followers and the media. While membership is free, several features to expand network size and capability for those with greater needs are available for $1, $2 and $5 monthly fees. So Act also provides partnership and profit-sharing opportunities for individuals and companies seeking to gain a meaningful foothold in the Social Networking space. For more information, and to join free visit www.SoAct.Net.

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements that involve risks and uncertainties. These statements may include statements regarding stock-based compensation charges and our plans to invest in our core business and make significant capital expenditures. Actual results may differ materially from the results predicted and reported results should not be considered as an indication of future performance. The potential risks and uncertainties that could cause actual results to differ from the results predicted include, among others, unforeseen changes in our hiring patterns and our need to expend capital to accommodate the growth of the business, as well as those risks and uncertainties included under the captions "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations," in our Annual Report on Form 10-K for the year ended December 31, 2008, which is on file with the SEC and is available on our investor relations website at SoAct.Net and on the SEC website at www.sec.gov. Additional information is also set forth in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2009, which is also on file with the SEC. All information provided in this release is as of January 11, 2010 and So Act Network undertakes no duty to update this information.

So Act is a registered trademark of So Act Network, Inc. All other company and product names may be trademarks of the respective companies with which they are associated.

Source:	So Act Network, Inc.	Investor Relations Contact:
Contact:	Greg Halpern	Steven Marcus
	Greg@SoAct.Net	DME Capital LLC
	210-401-7667	917-648-0663

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